UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 21, 2015

Tutor Perini Corporation

(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation or organization)	1-6314 (Commission file number)	04-1717070 (I.R.S. Employer Identification No.)

15901 Olden Street, Sylmar, California 91342-1093

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:  (818) 362-8391

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Tutor Perini Corporation Inc. (the “Company”) announced that on July 24, 2015 it appointed Gary G. Smalley, age 56, to become Executive Vice President and Chief Financial Officer of the Company, succeeding Michael J. Kershaw, who will retire. Mr. Smalley will commence employment with the Company no later than September 1, 2015 and will be appointed the Company’s principal financial officer at that time.  Mr. Kershaw will continue as an employee of the Company to assist Mr. Smalley with the transition of responsibilities, but the Company and Mr. Kershaw have not yet definitively resolved the timing and terms of his retirement.

Mr. Smalley has been Senior Vice President and Controller of Fluor Corporation (“Fluor”) since March 2008 and, since October 2014, concurrently served as Group Chief Financial Officer for one of Fluor’s business segments.  Fluor is a global engineering and construction firm that designs and builds some of the world's most complex projects; creating and delivering innovative and integrated solutions for its clients in engineering, procurement, fabrication, construction, maintenance and project management on a global basis. Prior to his current roles, Mr. Smalley was employed by Fluor as Vice President of Internal Audit from September 2002 to March 2008 and, since joining Fluor in 1991, held a variety of other financial management positions in Australia, Chile, Mexico and the United States.  Prior to joining Fluor, he held audit positions with Ernst & Young and J.P. Stevens and Company.  Mr. Smalley has a Bachelor of Science in Business Administration from the University of North Carolina at Chapel Hill and a Master of Business Administration from Northwestern University.  He is a Certified Public Accountant, Certified Fraud Examiner and a Chartered Global Management Accountant.

Mr. Smalley has no family relationships with any of the Company’s directors or executive officers. There are no related person transactions between the Company and Mr. Smalley required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment, Mr. Smalley and the Company entered into a letter agreement, dated July 21, 2015 (the “Letter Agreement”), pursuant to which the Company agreed that Mr. Smalley will receive an annual base salary of $700,000 and will be eligible to participate in the Company’s equity and cash incentive plans with a bonus opportunity equal to 100% of his base salary, contingent upon the Company meeting certain performance targets.  Mr. Smalley also will receive a sign-on bonus of $250,000 upon the commencement of his employment.  In addition, Mr. Smalley will receive a performance based grant of 15,000 restricted stock units and 15,000 options contingent upon the Company meeting certain performance targets during each of the next three years of employment.

The foregoing summary of the Letter Agreement is not complete and is qualified in its entirety by reference to the complete text of the Letter Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 7.01.     Regulation FD Disclosure

On July 24, 2015, the Company issued a press release announcing Mr. Smalley’s appointment and Mr. Kershaw’s transition.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.      Financial Statements and Exhibits

(d)	Exhibits.

EX. 10.1 Letter Agreement, dated July 21, 2015, by and between Gary Smalley and Tutor Perini Corporation

EX. 99.1 Press Release of Tutor Perini Corporation dated July 24, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tutor Perini Corporation

Dated: July 24, 2015
	By:	/s/Michael J. Kershaw
Michael J. Kershaw Executive Vice President and Chief Financial Officer